Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-183617 and 333-231749 on Form S-8 of Flotek Industries, Inc. of our report dated March 28, 2024 appearing in this Annual Report on Form 11-K of Flotek Industries, Inc. 2012 Employee Stock Purchase Plan for the year ended December 31, 2023.

    /s/ Crowe LLP

South Bend, Indiana
March 28, 2024